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                                   EXHIBIT 6.7

                  TELECOMMUNICATION BUSINESS OPERATION APPROVAL
          OF PEOPLES REPUBLIC OF CHINA FOR SHENZHEN NEWSAGENT CO. LTD.


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                  TELECOMMUNICATION BUSINESS OPERATION APPROVAL

                                       OF

                            PEOPLE'S REPUBLIC OF CHINA


APPROVAL NUMBER: GD SZ POOO7

According to the regulations of State Ministry of PRC and Temporary Audit and Management Method for Open, Telecommunication Service publicized by PTT. After a series of audit, your company is authorized to operate open telecommunication services. Herein an approval is issued.

NAME OF OPERATION COMPANY: SHENZHEN Newsnet Co.Ltd.

Representative: Xu Wen Yan

ADDRESS:

  Room 105, 9th Building, 3rd Compound, No. 1 Hongfu Street, Luofu district, Shenzhen.

TELECOMMUNICATION SERVICES TYPE:

  Computer Information Internet Service

SERVICE SCOPE: Shenzhen


Valid period of this approval from December 26th, 1996
to December 26th, 2001

Addition: If the approval is due, Party A should be responsible for the renewal action.